SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

___________________

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-4.1: INDENTURE
EX-4.2: REGISTRATION RIGHTS AGREEMENT
EX-4.3: FIRST SUPPLEMENTAL INDENTURE

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Registration Rights Agreement

     On July 15, 2005, Fisher Scientific International Inc. (the “Company”) completed the offering of $500 million of 61/8% senior subordinated notes due 2015 (the “61/8% Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “61/8% Notes Offering”). In connection with the 61/8% Notes Offering, the Company entered into an Indenture and a Registration Rights Agreement, as described in the following paragraphs.

     The 61/8% Notes were issued under an indenture, dated as of July 15, 2005, with The Bank of New York Trust Company, N.A., as trustee (the “61/8% Indenture”). The 61/8% Indenture and forms of note, which are attached as an exhibit to the Indenture, provide, among other things, that the 61/8% Notes will bear interest of 61/8 percent per year (payable semi-annually in cash in arrears on January 1 and July 1 of each year, beginning on January 1, 2006), and will mature on July 1, 2015. The Company may redeem the 61/8% Notes at its option, in whole or in part on a pro rata basis at any time and from time to time, on or after July 1, 2010, at redemption prices specified in the 61/8% Indenture. Before July 1, 2010, the Company may redeem some or all of the 61/8% Notes at a redemption price of 100% of their principal amount plus a specified make-whole premium. Also, on or prior to July 1, 2008, the Company may, at its option, redeem in the aggregate up to 40% of the aggregate principal amount of the 61/8% Notes at a redemption price equal to 106.125% of the principal amount of the 61/8% Notes, together with accrued and unpaid interest, if any, to the date of redemption with the proceeds of one or more equity offerings. Upon a change of control of the Company, each holder of the 61/8% Notes will have the right to require the Company to purchase such holder’s 61/8% Notes at a purchase price equal to 101% of the principal amount of the 61/8% Notes, together with accrued and unpaid interest, if any, to the date of purchase.

     The 61/8% Indenture contains covenants that will, among other things and subject to a number of qualifications and exceptions, limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends or make other distributions in respect of capital stock, repurchase equity interests, create certain liens, enter into certain transactions with affiliates, consummate certain asset sales and merge or consolidate. If the 61/8% Notes are, in the future, rated investment grade by either Standard & Poor’s or Moody’s Investors Service, Inc., the Company’s obligation to comply with some of these covenants will be suspended, and if the 61/8% Notes are rated investment grade by both Standard & Poor’s and Moody’s Investors Service, Inc., the Company’s obligation to comply with some of these covenants will, thereafter, no longer apply to the 61/8% Notes, irrespective of whether the 61/8% Notes continue to be rated as investment grade.

     The 61/8% Notes and the 61/8% Indenture set forth certain events of default including the Company’s (i) failure to pay principal on any 61/8% Notes when due; (ii) failure to pay interest on any 61/8% Notes for 30 days after becoming due; (iii) default in the performance of the covenant regarding the merger or sale of substantially all of the Company’s assets; (iv) default in the observance or performance of other covenants for 30 days after the written notice from the trustee or holders representing 25% or more of the outstanding principal amount of the 61/8% Notes; (v) failure to pay or acceleration of certain other indebtedness aggregating $40 million or more; (vi) becoming subject to one or more unpaid judgments aggregating $40 million or more and (vii) certain bankruptcy events. Upon the happening of any event of default, the trustee or the holder of at least 25% in principal amount of outstanding 61/8% Notes may declare the principal of and accrued interest on all the 61/8% Notes to be due and payable by notice in writing to the Company and the trustee and the 61/8% Notes shall become immediately due and payable. If an event of default with respect to bankruptcy proceedings occurs and is continuing, all the 61/8% Notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the 61/8% Notes.

     There are no material relationships between The Bank of New York Trust Company, N.A. and the Company or any of their respective affiliates, other than as follows: (i) The Bank of New York Trust Company, N.A. serves as trustee, registrar and paying agent under the 61/8% Indenture; (ii) The Bank of New York Trust Company, N.A. and certain of its affiliates have in the past provided and currently provide trustee and trustee-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future and (iii) an affiliate of The Bank of New York Trust Company, N.A. is a lender under the Company’s credit facility.

     In connection with the completion of the 61/8% Notes Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of July 15, 2005, with the initial purchasers of the 61/8% Notes named therein (the “Initial Purchasers”). The Registration Rights Agreement requires the Company to, at its cost, use its best efforts (i) to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering an offer to exchange the 61/8% Notes for freely tradeable notes with substantially similar terms; (ii) to cause such registration statement to be declared effective by the SEC within 210 days of the date of its filing with the SEC; (iii) to keep such registration statement effective until the exchange offer is consummated and (iv) to cause the exchange offer to be consummated within 45 days following the declaration of the effectiveness of such registration statement by the SEC. If such registration statement is not declared effective within 210 days of the date of its filing with the SEC or if the exchange offer is not consummated within 45 days following the declaration of the effectiveness of such registration statement by the SEC or if certain other events occur, the Company will, at its cost, file a shelf registration statement for the resale of the 61/8% Notes. In addition, the Company will be obligated to pay additional interest on the 61/8% Notes if it does not complete the exchange offer by the date specified in the Registration Rights Agreement or, if required, the shelf registration statement is not declared effective by the date specified in the Registration Rights Agreement, and in certain other circumstances.

     There are no material relationships between the Company and the Initial Purchasers or any of their respective affiliates, other than as follows: (i) affiliates of the Initial Purchasers are the lead arrangers and lenders under the Company’s credit facility; (ii) the Initial Purchasers are serving as the dealer managers for the Company’s concurrent offer to purchase and consent solicitation for the Company’s 8% senior subordinated notes due 2013 (the “8% Notes”); (iii) affiliates of the Initial Purchasers have entered into swaps and related transactions with the Company and (iv) the Initial Purchasers and their affiliates perform, and may perform in the future, financial advisory, investment banking and commercial banking services from time to time for the Company and the Company’s affiliates for which they receive customary fees and expense reimbursements.

     The foregoing descriptions of the 61/8% Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the 61/8% Indenture and the Registration Rights Agreement which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and which are incorporated herein by reference.

Supplemental Indenture

     On July 15, 2005, the Company entered into a first supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of August 20, 2003, between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “8% Indenture”). The 8% Indenture governs the terms of the 8% Notes.

     The Supplemental Indenture amends the 8% Indenture by eliminating substantially all of the restrictive covenants contained in the 8% Indenture, as described below (the “Amendments”). The 8% Indenture provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate principal amount of the 8% Notes. Prior to the execution of the Supplemental Indenture, the Company solicited and received the required consents to the Amendments in connection with its offer to purchase and consent solicitation for any or all of the 8% Notes. The consent solicitation is now completed. The offer to purchase the 8% Notes will expire at 12:00 midnight, New York City time, on July 27, 2005.

     The Amendments change the terms of the 8% Indenture and the 8% Notes as follows:

     (a) The Amendments eliminate the following sections of the 8% Indenture:

Existing Section Number	Caption
Section 4.2.	Limitation on Liens
Section 4.3.	Limitation on Incurrence of Additional Indebtedness
Section 4.4.	Limitation on Restricted Payments
Section 4.5.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
Section 4.7.	Limitation on Transactions with Affiliates
Section 4.9.	Prohibition on Incurrence of Senior Subordinated Debt
Section 4.10.	Limitation on Preferred Stock of Subsidiaries
Section 4.11.	Limitation on Guarantees By Restricted Subsidiaries
Section 4.14.	Corporate Existence
Section 4.15.	Payment of Taxes and Other Claims
Section 4.16.	Maintenance of Properties and Insurance
Section 4.18.	Additional Information

     (b) The Amendments eliminate clauses (ii) and (iii) of Paragraph (a) of Section 5.1 of the Indenture, “When Company May Merge or Transfer Assets.”

     (c) The Amendments eliminate as events of default paragraphs (3), (4), (5), (6), (7) and (8) of Section 6.1 of the Indenture, “Events of Default.”

     There are no material relationships between J.P. Morgan Trust Company, National Association and the Company or any of their respective affiliates, other than as follows: (i) J.P. Morgan Trust Company, National Association serves as trustee under the 8% Indenture, the Supplemental Indenture and the indenture, dated as of August 20, 2003, between the Company and J.P. Morgan Trust Company, National Association; (ii) J.P. Morgan Trust Company, National Association and certain of its affiliates have in the past provided and currently provide trustee and trustee-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future and (iii) an affiliate of J.P. Morgan Trust Company, National Association is a lender under the Company’s credit facility.

     The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure under Item 1.01 of this report relating to the 61/8% Notes issued in the 61/8% Notes Offering and pursuant to the 61/8% Notes Indenture is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 15, 2005, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A., as trustee, relating to $500 million aggregate principal amount of 61/8% senior subordinated notes due 2015.

4.2	Registration Rights Agreement, dated as of July 15, 2005, between Fisher Scientific International Inc. and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as initial purchasers of the Company’s 61/8% senior subordinated notes due 2015.

4.3	First Supplemental Indenture, dated as of July 15, 2005, by and between Fisher Scientific International Inc. and J.P. Morgan Trust Company, National Association, as trustee, supplementing and amending the Indenture, dated as of August 20, 2003 between the Company and J.P. Morgan Trust Company, National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: July 20, 2005	By:	/s/ MARK D. ROELLIG

Name: Mark D. Roellig Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of July 15, 2005, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A., as trustee, relating to $500 million aggregate principal amount of 61/8% senior subordinated notes due 2015.

4.2	Registration Rights Agreement, dated as of July 15, 2005, between Fisher Scientific International Inc. and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as initial purchasers of the Company’s 61/8% senior subordinated notes due 2015.

4.3	First Supplemental Indenture, dated as of July 15, 2005, by and between Fisher Scientific International Inc. and J.P. Morgan Trust Company, National Association, as trustee, supplementing and amending the Indenture, dated as of August 20, 2003 between the Company and J.P. Morgan Trust Company, National Association.